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                                 EXHIBIT 10(o)





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                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement made as of the 19th day of February, 1997 by and between Safety 1st, Inc., a Massachusetts corporation (the "Company"), and Richard E. Wenz of 836 Arlington Heights Road, Suite 205, Elk Grove Village, IL 60007 (the "Employee").

     WHEREAS, the Company wishes to employ the Employee as its President and Chief Operating Officer ("COO"); and

     WHEREAS, the Employee desires to serve as the President and COO of the Company;

     NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Employee agree as follows:

   1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee accepts such employment with the Company upon the terms and conditions hereinafter set forth. The Employee's title and duties at the start of this Agreement shall be those of President and COO.

   2. DUTY TO PERFORM SERVICES. The Employee shall devote his full time, attention and energies to the business of the Company, and shall perform his services diligently and to the best of his ability. The Employee agrees that in the rendering of all services to the Company and in all aspects of his employment, he will comply in all material respects with all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company to the extent they are not in conflict with this Agreement.

   3. TERM OF EMPLOYMENT. Subject to Section 11 of this Agreement, this Agreement shall have a term of three (3) years commencing on the date hereof.

   4. COMPENSATION.
      ------------

     (a) During the term of this Agreement, the Company shall pay the Employee a base salary (the "Base Salary"), payable in accordance with the Company's standard schedule for salary payments to its executives, in equal installments at an annual rate equal to $300,000. At the beginning of each fiscal year, the Board of Directors, or the Compensation Committee acting on its behalf, if such function is so delegated, shall in its discretion determine any increases in the Base Salary.


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     (b) With respect to each fiscal year of the Company during the term of this
Agreement, the Employee shall be entitled to receive additional compensation ("Incentive Compensation") based on the performance of the Employee and the Company, as the Board of Directors or the Compensation Committee acting on its behalf, if such function is so delegated, shall in its discretion determine; provided, however, the Employee's Incentive Compensation shall not exceed 35% of Employee's then present Base Salary. The Company agrees that the Company shall pay Employee Incentive Compensation of at least 20% of Employee's Base Salary for his first year of service with Company. Any sum payable to Employee with respect to Incentive Compensation shall be payable no later than ninety (90) days after the end of each fiscal year.

     (c) All payments of Base Salary and Incentive Compensation to the Employee shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

     (d) Employee shall be granted 250,000 options to purchase the Company's common stock ("Stock Options") at an exercise price equal to the closing sales price of the Company's common stock on the first day of Employee's employment. The terms of the Stock Options shall be in accordance with the Incentive Stock Option Agreement appended hereto as EXHIBIT A.

   5. EXPENSES.
      --------

     (a) The Company shall reimburse the Employee for all reasonable business expenses incurred by the Employee in connection with his employment by the Company, including, without limitation, expenses of travel and entertainment. The Company shall promptly reimburse the Employee for all such expenses upon presentation of appropriate vouchers, receipts and other supporting documents as reasonably required by the Company. The Employee shall submit such completed expense documentation on the Monday following such trip or event, or, if such submission is not possible, as soon as practicable thereafter.

     (b) The Company shall reimburse Executive for reasonable relocation expenses, including moving expenses, temporary living expenses (up to 4 months maximum), and incidental expenses (not to exceed $10,000) related to Employee's relocation, incurred in connection with his acceptance of employment hereunder.

   6. VACATIONS; HOLIDAYS; SICK TIME; BENEFITS. The Employee shall be entitled to vacation time, holiday time and sick leave in accordance with the Company's policies, as in effect from time to time. The Employee shall be entitled to

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participate in any and all employee benefit plans from time to time in effect for employees of the Company, in accordance with generally applicable provisions of those plans.

   7. WRITINGS, INVENTIONS, DISCOVERIES, ETC. The following shall be the exclusive property of the Company to which the Company shall have the entire right, title and interest: all computer software, writings (including reports, source and object codes, manuals and other documentation), discoveries, inventions, improvements, ideas, names, models, trademarks, innovations and contributions (including all data and records pertaining thereto), regardless of what form they may take, and whether or not patentable or copyrightable, and whether or not reduced to writing (or other copyrightable form), drawings, practice, or recordation in any form readable or accessible by any person or machine, (i) which the Employee may produce, develop, write, invent, discover, originate, make or conceive during the term of his employment by the Company, or during the one-year period following termination of such employment, either alone or with others and whether or not during working or business hours or by or with the use of facilities, materials or proprietary information or rights of the Company, and (ii) which relate to, or are or may likely be useful in connection with, any of the Company's businesses or products; the foregoing are collectively referred to as "Writings and Inventions". The Employee shall promptly and fully disclose all Writings and Inventions to the Company, and shall promptly record all Writings and Inventions in such form as the Company may request. All Writings and Inventions reduced to copyrightable form shall be considered a "work for hire" for the sole benefit of the Company. The Company shall own all rights in the Employee's Writings and Inventions, including the right to use or not to use any of such Writings and Inventions, and the right to change, alter, supplement, edit, translate or improve any Writings and Inventions as the Company sees fit.

   8. ASSIGNMENTS OF WRITINGS AND INVENTIONS. The Employee hereby assigns to the Company his entire right, title and interest in and to all Writings and Inventions. The Employee shall execute and deliver, upon the Company's request at any time (including any time after termination of the Employee's employment by the Company), and at the Company's expense, any and all legal instruments or applications, assignments and other documents or papers that the Company may deem necessary or desirable to obtain, establish, maintain, protect, perfect or enjoy its rights, including any patent or copyright rights, in the Writings and Inventions, and shall assist the Company, at the Company's

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expense, in obtaining, defending, and enforcing the Company's rights therein, all without further compensation or royalty payments to the Employee.

   9. CONFIDENTIAL INFORMATION.
      ------------------------

     (a) When used in this Agreement "Confidential Information" shall mean all information which has not been made public concerning the Company's business, including but not limited to: names of vendors or customers or prospective vendors or customers, marketing strategies, mailing lists, personnel information, accounting procedures, income information, financial data, advertising ideas, financial data, other information or knowledge which a reasonable person would believe to be of a confidential or secretive nature, writings (whether or not copyrightable), "know-how", ideas, concepts and design information, whether patentable or not, and whether conceived or developed by the Employee on behalf of the Company or made known to Employee by the Company. The term "Confidential Material" shall mean all physical embodiments of such Confidential Information, including, without limitation, drawings, customer lists, contracts, reports, financial reports, manuals and correspondence.

     (b) The Employee recognizes that in the performance of his services for the Company he may gain knowledge of Confidential Information and may have access to Confidential Materials, both of which he acknowledges are valuable and protectable assets, and the exclusive property, of the Company.

     (c) The Employee agrees that he shall not use, divulge, disclose, communicate, copy or make accessible any Confidential Information or Confidential Materials to or for anyone except as authorized in writing by the Company.

     (d) The Employee agrees not to remove from the Company's facilities any Confidential Materials whether created or produced by the Employee or obtained from the Company, except as directed by the Company, and agrees to return all such Confidential Materials to the Company upon request, and in any event upon the termination of his employment with the Company.

   10. NON-COMPETITION.
       ---------------

     (a) During his employment by the Company hereunder and for a period of two
(2) years thereafter (the "Non-Competition Term") (whether or not this Agreement has terminated for any reason or for no reason), the Employee shall not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as hereafter defined), engage in the business of developing, licensing or selling

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products which are substantially equivalent to or competitive with the products that during the Non-Competition Term, are (a) being licensed or sold or are under development by the Company, or (b) identified in the Company's business plan in effect at such time and scheduled for development or marketing within two years from such date. For purposes of this Section, the term, "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization. Notwithstanding the foregoing, the Employee may purchase on a national securities exchange or in the "over-the-counter" market any securities listed on such exchange or publicly traded in such market.

     (b) During the Non-Competition Term, the Employee also shall not directly or indirectly (i) in any manner persuade or attempt to persuade any officer, employee or agent of the Company to discontinue his relationship with the Company without the prior written consent of the Company; (ii) solicit any customer, or in any manner persuade or attempt to persuade any customer to discontinue its relationship with the Company without the prior written consent of the Company; or (iii) assist any other person or party to do any acts prohibited to Employee in this Section 10.

   11. TERMINATION AND EMPLOYMENT.
       --------------------------

     (a) Termination for Cause. The Company may terminate the employment of the Employee, for cause (as described below), effective upon written notice to the Employee, specifying such cause. If the Company terminates the Employee's employment for cause under this Section 11(a), the Company shall pay all Base Salary which accrued on or before the date of termination. The Company's obligation to pay salary and other compensation hereunder for subsequent periods shall terminate on the effective date of any termination of employment for cause. Any such termination for cause shall be authorized or ratified by the Company's Board of Directors. For purposes of this Agreement, termination for cause shall mean termination for:

      (i) deliberate misconduct which materially and adversely reflects upon the business (monetarily or otherwise), affairs or reputation of the Company or upon the Employee's ability to perform his duties hereunder;

      (ii) the Employee's failure to perform a substantial portion of his duties and responsibilities hereunder for reasons other than disability, which failure continues for more than thirty (30) days after the Company gives written notice to the Employee which sets forth in reasonable detail the nature of such failure;

      (iii) the conviction of the Employee of a crime involving fraud or moral turpitude;

      (iv) subject to applicable law, the Employee's use of illegal drugs, abuse of controlled substances or habitual intoxication; or

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      (v)   any material breach by the Employee of his obligations hereunder.

     (b) Termination without Cause. The Company may terminate the employment of the Employee without cause, either (i) immediately, subject to payment to Employee as severance Employee's Base Salary for one (1) year from the date of termination; or (ii) upon one (1) year's prior written notice to the Employee. Company's obligation to pay severance or salary under either subsections (i) or
(ii) shall cease upon Employee securing new employment.

     (c) Termination by Death. In the event of the death of the Employee during the term of this Agreement, his employment by the Company and right to Base Salary shall be deemed to terminate at the end of the calendar month in which his death occurs.

     (d) Termination as a Result of Permanent Disability. In the event of disability of the Employee for a period in excess of twelve (12) consecutive months, his employment by the Company and right to Base Salary shall be deemed to terminate at the end of the calendar month which includes the last day of such twelve (12) month period.

     (e) Termination by Employee. This Agreement (except as otherwise provided herein), and the Employee's employment by the Company, may be terminated by the Employee at any time upon at least sixty (60) days prior written notice given to the Company, and his employment and right to Base Salary shall be deemed to terminate on the last day of such sixty (60) day period.

     (f) The provisions of Section 9 and 10 hereof shall survive any termination of the employment of the Employee with the Company, and the Employee acknowledges that this Agreement and the compensation and benefits payable hereunder are fair and adequate consideration, in part, for both the covenants of the Employee under Sections 9 and 10 hereof, and the survival of such covenants after the termination of this Agreement.

   12. INJUNCTIVE RELIEF. Each party hereto acknowledges and agrees (a) a remedy at law for any breach or attempted breach of this Agreement will be inadequate,
(b) each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach, and (c) not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy

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set forth in this Agreement shall operate as a waiver thereof or of any right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

   13. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in Boston, Massachusetts, in accordance with the rules than obtaining of the American Arbitration Association, and judgment on the award rendered may be entered in any Court having jurisdiction thereof.

   14. NOTICES. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

      (a) if to the Employee:

          Richard Wenz
          836 Arlington Heights Road, Suite 205
          Elk Grove Village, IL 60007

      (b) if to the Company:

          Safety 1st, Inc.
          210 Boylston Street
          Chestnut Hill, MA 02167
          ATTN:  Michael Lerner, CEO

          with a copy to:

          Curt R. Feuer, Esq.
          Kassler & Feuer, P.C.
          101 Arch Street
          Boston, MA 02110

Any party may change such party's address by proper notice to the other parties.

   14. SURVIVAL. The provisions of this Agreement shall survive the termination of the Employee's employment hereunder in accordance with their terms.

   15. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

   16. BINDING UPON SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

   17. WAIVERS AND AMENDMENTS.
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     (a) This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

     (b) No failure on the part of any party to exercise and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

   18. VALIDITY. If for any reason any provision hereof shall be determined to be void or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

   19. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and interpreted in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court shall determine that any provision of Sections 9 and 10 hereof is unenforceable because of the duration or scope of such provision, such court shall have power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

   IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                    SAFETY 1ST, INC.


                    By: /s/ Michael Lerner
                       ----------------------------------
                         Michael Lerner, CEO


                    EMPLOYEE
                       /s/ Richard E. Wenz
                    -------------------------------------
                         Richard E. Wenz


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